File Number:
01049770
Date Filed: 04/08/2010
Robin Carnahan
Secretary of State

State of Missouri

Robin Carnahan, Secretary of State

Corporations Division
PO Box 778 / 600 W. Main St., Rm. 322
Jefferson City, MO 65102

Articles of Incorporation

Article One

The name of the corporation is USP Gateway, Inc.

Article Two

The registered agent's name is C T Corporation System

The address, including street and number for the registered agent's office in the state of Missouri:
(PO Box may only be used in addition to a physical street address)

Street Address	City	State/Zip
120 South Central Avenue	Clayton	MO 63105

Article Three

(Must complete 1 or 2)

1. If the aggregate number of shares in which the corporation shall have authority to issue DOES NOT exceed 30,000 shares or the par valued DOES NOT exceed $30,000 please check this box: ☒

or

2. If the aggregate number of shares in which the corporation shall have authority to issue exceeds 30,000 shares or the par value exceeds $30,000 dollars please indicate the number of shares of each class and the par value of each share. Also, indicate a statement of the preferences, qualifications, limitations, restrictions and the special or relative rights including convertible right, is any, in respect of the share of each class:

Article Four

The name and physical business or residence address of each incorporator:

Name	Address	City/State/Zip
Alex Jenkins	15305 Dallas Parkway, Suite 1600, Addison, TX 75001	

(Please see next page)

Name and address to return filed document:

Name:

Address:

City, State, and Zip Code:

State of Missouri
Creation - General Business - Domestic 2 Page(s)

T1009806093

41 (11/2008)

Article Five

The number of years the corporation is to continue or perpetual: (Please select one)

☒ Perpetual *(check box)* or State number of years ______

Article Six

The corporation is formed for the following lawful purpose(s):

the ownership or management of one or more healthcare facilities and all other legal acts permitted general and business corporations.

Article Seven

☒ The number of directors to constitute the board of directors: one (optional)

The effective date of this document is the date it is filed by the Secretary of State of Missouri unless a future date is otherwise indicated:

____

(Date may not be more than 90 days after the filing date in this office)

In Affirmation thereof, the facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

Signature of Incorporator(s)	Printed or Typed Name Name of Incorporator(s)	Date of Signature
Alex Jenkins	Alex Jenkins	04/01/2010